Exhibit 10.1

FIRST AMENDMENT TO BACKSTOP SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO BACKSTOP SUBSCRIPTION AGREEMENT (this “Amendment”) is made as of December 6, 2021 (the “Effective Date”), by and between AE BBAI Aggregator, LP, a Delaware limited partnership (the “Investor”), and GigCapital4, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Investor and the Company are parties to that certain Backstop Subscription Agreement, dated as of November 29, 2021 (the “Agreement”);

WHEREAS, Section 10(f) of the Agreement provides that it may be amended by an instrument in writing signed by each of Investor, the Company, BBAI Ultimate Holdings, LLC, a Delaware limited liability company, and BigBear.ai Holdings, LLC, a Delaware limited liability company; and

WHEREAS, the Investor and the Company desire to amend certain aspects of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Company hereby agree as follows:

1.	All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.	Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms provided for herein, 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Subscribed Shares”) for an aggregate purchase price of $80,000,000 (the “Subscription Amount”).

3.	In the event of any conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4.

Except as amended and otherwise modified by this Amendment, all other provisions of the Agreement shall remain in full force and effect in accordance with its terms. All references to “this Backstop Subscription Agreement” (or similar phrases) within the Agreement shall refer to the Agreement as amended by this Amendment.

5.

This Amendment may be executed in counterparts, each of which shall be deemed a duplicate original so long as each party has executed one counterpart; all of which counterparts collectively shall constitute one instrument representing this Amendment.

6.

All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

GIGCAPITAL4, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

Signature Page to First Amendment to Backstop Subscription Agreement

AE BBAI AGGREGATOR, LP

By: AE BBRED GP, LLC
Its: General Partner

By:	/s/ Kirk Konert
Name:	Kirk Konert
Title:	President

Signature Page to First Amendment to Backstop Subscription Agreement

Acknowledged and agreed:

BBAI ULTIMATE HOLDINGS, LLC

By:	/s/ Louis R. Brothers
Name: Louis R. Brothers
Title: Chief Executive Officer

BIGBEAR.AI HOLDINGS, LLC

By:	/s/ Louis R. Brothers
Name: Louis R. Brothers
Title: Chief Executive Officer

Signature Page to First Amendment to Backstop Subscription Agreement